Exhibit 99.1

July 23, 2021

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (Nasdaq: LTRPA, LTRPB) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Broadband Corporation’s second quarter earnings conference call. During this Q&A session, management will be accepting questions regarding Liberty Broadband Corporation and Liberty TripAdvisor. Chairman, President and Chief Executive Officer, Greg Maffei, will host the conference call on Friday, August 6th at 11:15 a.m. (E.D.T.). During the call, Mr. Maffei may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call GlobalMeet at (800) 289-0571 or +1 (323) 794-2093, passcode 3865735, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty TripAdvisor website at www.libertytripadvisorholdings.com/events to register for the webcast. Replays of the call will also be available on the Liberty TripAdvisor website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor is the world's largest travel platform, aggregating reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.